                                                                    Exhibit 10.2

                                    WARRANT


     THIS AGREEMENT (the "Agreement"), dated as of July 17, 1998, is made by and between PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Company"), and P-PR TRANSFER, LLP, a Delaware limited liability partnership (hereinafter the "Holder").

                              W I T N E S S E T H:

     WHEREAS, Company desires to grant to Holder a right to purchase 1,360,000 shares of Class B common stock, par value $.01 per share, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 CERTAIN DEFINITIONS. Whenever the following terms are used in this Agreement, they shall have the respective meanings specified below unless the context clearly indicates the contrary;

     (a) "Class B Shares" shall mean the shares of Class B common stock of the Company, at anytime issued and outstanding, having a par value of $0.01 and having one (1) vote per share;

     (b) "Warrant" shall mean the right to subscribe for Warrant Shares (as hereinafter defined) granted under this Agreement;

     (c) "Person" shall mean an individual or corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof)or other entity of any kind;

     (d) "Successor Entity" shall mean any corporation or other Person or entity which acquires or succeeds to the business of the Company, whether by way of merger, consolidation, sale of assets, another business combination or otherwise.

                                   ARTICLE II
                                GRANT OF WARRANT

     SECTION 2.1 GRANT OF WARRANT. The Company hereby irrevocably grants to Holder the right to subscribe for up to such amount of Class B Shares of the Company equal to One Million Three Hundred Sixty Thousand (1,360,000) Class B Shares (the "Warrant Shares") in whole or in part, on such terms and conditions as set forth in this Agreement.

     SECTION 2.2 PURCHASE PRICE. The purchase price of each Warrant Share payable by Holder upon exercise of the Warrant shall be $6.875 (the "Purchase Price").

     SECTION 2.3 ADJUSTMENTS IN WARRANT. In the event that the aggregate number of Class B Shares of the Company is changed into or exchanged for a different number, class or kind of shares of the Company or other securities of the Company or of a Successor Entity by reason of merger, consolidation, corporate reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Board of Directors or the board of directors or governing body of any Successor Entity, shall make, an appropriate and equitable adjustment in the number and kind of Warrant Shares as to which the Warrant is then yet unexercised to the effect that, after such event, the Warrant Shares as to which the Warrant is then unexercised shall represent the same ownership interest in the Company (or that part of a Successor Entity which consists of the Company) represented immediately after such event as such Warrant Shares represented immediately before such event. In no event shall the Warrant Shares include any fractional share or part thereof. Any fractions resulting from any such adjustment shall be rounded to the nearest whole Class B Share. Any such adjustment made in accordance with the terms of this Section 2.3 by the Board of Directors shall be conclusive and shall bind Holder, the Company, any Successor Entity or any other interested Persons.

                                  ARTICLE III
                              EXERCISE OF WARRANT

     SECTION 3.1 EXERCISE OF WARRANT. The Warrant shall terminate seven years and six months after the date hereof and may be exercised in whole or in part until exercised in full in accordance with the terms hereof.

     SECTION 3.2 PERSONS ELIGIBLE TO EXERCISE. The Warrant granted hereunder may be exercised by Holder, its successors or assigns.

     SECTION 3.3 PARTIAL EXERCISE. Subject to the restrictions of Section 3.1, the Warrant may be exercised in whole or in part at any time.

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     SECTION 3.4    METHOD OF EXERCISE.  Subject to the restrictions of Section
3.1, the Warrant may be exercised in whole or in part, to the extent not theretofore exercised, and by the delivery to the office of the Board of Directors of all of the following: (a) notice in writing signed by Holder or the other Person then entitled to exercise the Warrant or such portion, stating that the Warrant or such portion is hereby exercised; (b) full payment (in cash, wire transfer or by check) for the Warrant Shares with respect to which the Warrant or such portion is exercised, at the price calculated in accordance with Section
2.2 hereof; and (c) in the event the Warrant shall be exercised in whole or in part pursuant to Section 3.2 hereof by any Person or Persons other than Holder, appropriate proof of the right of such Person or Persons to exercise the Warrant.

     SECTION 3.5 ISSUANCE OF WARRANT SHARES. The Warrant Shares, or any part thereof, shall be Class B Shares which have been authorized but not previously issued or subscribed. The Warrant Shares, when issued and delivered pursuant to any exercise of the Warrant, shall be fully paid and nonassessable, subject to all the terms and conditions of this Agreement.

     SECTION 3.6 RIGHTS OF HOLDER. Holder, as such, shall not be, and not have any of the rights or privileges of a shareholder of the Company in respect of any Warrant Shares unless and until such Warrant Shares shall have been subscribed by Holder, and delivered by the Company to Holder in accordance with this Agreement.

                                   ARTICLE IV
                           HOLDER'S REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

     Holder represents, warrants, and agrees with the Company as follows:

     SECTION 4.1 REVIEW OF DOCUMENTS. Holder has been granted access to and has reviewed carefully copies of all annual and other periodic or occasional financial reports of the Company prior to the date of this Agreement and will review carefully all such reports and statements hereafter as such shall be issued by the Company from time to time until the Warrant shall have been exercised in full or shall have expired.

     SECTION 4.2 NATURE OF WARRANT SHARES. Holder is (or will be at the time of any acquisition of Warrant Shares) able to bear the economic risk of any investment in Warrant Shares and is aware that it must be prepared to hold any Warrant Shares received for an indefinite period of time and that such Warrant Shares have not been registered under the Securities Act of 1933, as amended.

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     SECTION 4.3    SOPHISTICATION OF HOLDER.  Holder has such knowledge and
experience in financial and business matters that Holder is capable of evaluating the merits and risks of the prospective investment by Holder contemplated by this Agreement and Holder has carefully reviewed and/or will carefully review all of the information regarding the Company, access to which has been or will be provided to Holder hereunder and Holder is thoroughly familiar with the business, operations and properties of the Company by virtue of such review and of Holder's relationship with the Company.

     SECTION 4.4 AGREEMENT TO REFRAIN FROM RESALES. Without in any way qualifying Holder's representations delivered hereunder, Holder further agrees that upon exercise of its rights hereunder, Holder shall in no event make any disposition of all, or any part of, or interest in, the Warrant Shares and that Holder shall not encumber, pledge, hypothecate, sell or otherwise transfer the Warrant Shares nor shall Holder receive any consideration for the Warrant Shares or for any interest therein from any Person, and if Holder intends to dispose of the Warrant Shares hereunder, until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation or sale of any of the Warrant Shares, either
(a) a registration statement on Form S-1 (or any other form replacing such form or appropriate for such purpose) under the Act with respect to the Warrant Shares proposed to be transferred or otherwise disposed of shall then be effective, or (b) (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) Holder shall have furnished the Company with an opinion of counsel inform and substance satisfactory to the Company to the effect that such disposition will not require the registration of any of the Warrant Shares under the Act or qualification of the Warrant Shares under any other securities law, and (iii) counsel for the Company shall have concurred with such opinion of counsel and the Company shall have advised and given notice to Holder of such concurrence.

     SECTION 4.5 WARRANT SHARES CONSTITUTE "RESTRICTED SECURITIES." The Warrant Shares, if and when subscribed, will constitute "restricted securities," as such term is defined in Rule 144 of the Act, and accordingly, the Warrant Shares must be held indefinitely, until subsequently registered under the Act, an exception from such registration is available or the Warrant Shares are resold in conformance with Rule 144.

     SECTION 4.6 ASSIGNABILITY. The Warrant herein granted to Holder may be assigned or conveyed by Holder to any Person or Persons without the prior written consent of the Company.

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

                                   ARTICLE V
                              REGISTRATION RIGHTS

     SECTION 5.1 COMPANY COMPLIANCE WITH CONDITIONS TO SALE OF RESTRICTED SECURITIES. The Company will cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission (the "SEC") as a condition to the availability of an exemption from the Securities Act of 1933, as amended (the "Act") for the sale of restricted securities.

     SECTION 5.2 "PIGGYBACK" REGISTRATION. Whenever the Company proposes to file under the Act a registration statement relating to the issuance or sale of any of its shares of capital stock (other than a registration statement (i) required to be filed in respect of employee benefit plans of the Company on Form S-8 or any successor form from time to time in effect, (ii) on Form S-4 or any successor form, (iii) with respect to any dividend reinvestment plan of the Company, or (iv) pursuant to Section 5.3), the Company shall at least 30 days prior to such filing give effective written notice of such proposed filing to the Holder. Upon receipt by the Company not more than 15 days after such effective notice of a written request from the Holder for registration of Warrant Shares, the Company shall (i) include in such registration statement or in a separate registration statement concurrently filed, and use its best efforts to cause such registration statement to become effective with respect to, the Warrant Shares as to which Holder requests registration, and (ii) if such proposed registration is in connection with an underwritten offering, upon request of Holder cause the managing underwriter therefor to include in such offering the Warrant Shares as to which the Holder requests such inclusion, on terms and conditions comparable to those of the other shares to be offered, provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.2 without any obligation to the Holder.

     SECTION 5.3 DEMAND REGISTRATION. Whenever Holder shall make a written request to the Company to register under the Act any Warrant Shares, the Company within sixty days after such request is effective shall promptly file a registration statement with respect to and use its best efforts to register the Warrant Shares requested by Holder to be registered. The Holder shall have the right to make only one request for registration under this Section 5.3.

     SECTION 5.4 OTHER PROVISIONS RELATING TO REGISTRATION RIGHTS. In connection with any registration pursuant to this Article: (i) upon the request of the Holder, the Company will cooperate with any underwriters (as defined in the Act) for the Holder, including, without limitation, providing such information, certificates, comfort letters of accountants and opinions of counsel as may be reasonably requested by such underwriters;

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(ii) the Company shall not be required to maintain the effectiveness of any registration statement under Section 5.2 or 5.3 for a period in excess of six months or, in the case of an underwritten offering, such longer period as may be required by the Act to enable the underwriters to complete such offering; (iii) the Company will furnish to the Holder (i) at least seven days prior to the filing thereof with the SEC, a copy of the registration statement in the form in which the Company proposes to file the same with the SEC and, not later than the effective date thereof, a copy of any and all amendments to such registration statement, (ii) within five days of the filing thereof with the SEC, a copy of any and all post-effective amendments to such registration statement, and (iii) at the request of Holder and, in the case of a registration pursuant to Section 5.3, the Holders' Managers (as defined below), a reasonable number of copies of a preliminary prospectus and a final prospectus (each of which shall, as of their respective dates, comply with Section 10 of the Act and shall not, as of such dates, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading) covering the offering and sale by the Holder of the Warrant Shares to be covered thereby as aforesaid; (iv) the Company will advise the Holder of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its best efforts promptly to cause such stop order to be lifted or removed; (v) for such period of time (not exceeding the maximum period of time for which the Company is required to maintain the effectiveness of such registration statement) as the Holder may be required by law to deliver a prospectus in connection with a sale of any Warrant Shares pursuant to such registration statement, if any event shall occur as a result of which it is necessary to amend or supplement the prospectus forming a part of such registration statement in order to correct an untrue statement of a material fact, or an omission to state a material fact necessary to make the statements therein, in the light of the circumstances existing when such prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such prospectus to comply with any law, the Company will forthwith prepare and furnish to the Holder and, in the case of a registration pursuant to Section 5.3, the Holders' Managers, a reasonable number of amended or supplemented prospectuses so that statements in the prospectuses as so amended or supplemented will not, in the light of the circumstances then existing, be misleading, or so that such prospectuses will comply with law; (vi) at any time prior to the filing of a registration statement pursuant to Section 5.3, the Holder may select an investment banker or bankers (collectively, the "Holders' Managers") which shall be satisfactory to the Company, and the offering pursuant to such registration statement shall be made through the Holders' Managers. The Company shall enter into an underwriting agreement in customary form with the Holders' Managers. Such underwriting agreement will contain indemnification and contribution provisions substantially identical to those set forth in clauses (ix) and (x) below or otherwise acceptable to the underwriters; (vii) the Company will qualify, file or register the Warrant Shares being registered under the securities laws of such states of the United States of America and of the Commonwealth of Puerto Rico as may be reasonably

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

designated by the Holder or by the Holders' Managers and will obtain the consent, authorization or approval of any governmental agency (other than any such consent, authorization or approval required under any statute or regulation applicable to the Holder and not applicable to investors generally) required in connection with the sale of the Warrant Shares being registered or in order that the Holder may publicly sell the Warrant Shares covered by such registration statement; (viii) all fees, disbursements and expenses incurred by the Company in connection with any registration pursuant to Section 5.2 or 5.3 shall be borne by the Company, including, without limitation, all registration and filing fees, all costs of preparation and printing (in such quantities as the Holder, or the Holders' Managers, may reasonably request) of any registration statement and related prospectus and any amendments or supplements thereto, all fees and disbursements of counsel for the Company, the expenses of complying with applicable securities or blue sky laws, and all costs in connection with the preparation and delivery of such legal opinions, auditors' comfort letters or other closing documents as the Holder, or as the Holders' Managers shall reasonably request. All underwriting commissions, expenses of the Holders' Managers and fees and expenses of counsel to the Holder shall be paid for by Holder; (ix) the Company will indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for each person or entity if any who controls such underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities, costs or expenses, joint or several, or actions in respect thereof to which Holder or underwriter or controlling person or entity may become subject under the Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, liabilities, costs, expenses or actions in respect thereof arise out of, or are based upon, or are related to, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Warrant Shares of Holder were registered under the Act, any preliminary prospectus, amended preliminary prospectus, or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, or are related to, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Holder or underwriter or controlling person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; (x) if the indemnification provided for in clause (ix) is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or otherwise, then the Company and the Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses to which the Company and the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access

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to information and opportunity to correct or prevent such statement or omission.
The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this clause (x) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences. Notwithstanding the provisions of this clause (x), the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares owned by the Holder were offered to the public exceeds the amount of any damages which the Holder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

     SECTION 5.5 RIGHTS OF TRANSFEREES OF WARRANT SHARES THAT CONSTITUTE "RESTRICTED SECURITIES." Transferees of Warrant Shares that constitute "restricted securities" under Rule 144 promulgated by the SEC under the Act or any successor regulation shall have the same rights as Holder under this Article V with respect to such Warrant Shares.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1 COMMITMENT OF HOLDER. Holder understands and agrees that any sale or transfer of the Warrant Shares received by Holder upon exercise of the Warrant provided hereunder HAS NOT BEEN REGISTERED UNDER THE ACT OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION. THEREFORE, HOLDER WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER ANY WARRANT SHARES EXCEPT IN ACCORDANCE WITH AND AS MAYBE PERMITTED HEREUNDER AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAW.

     SECTION 6.2 COMPLIANCE WITH RESTRICTIONS. The covenants, conditions and restrictions herein contained shall be and constitute covenants, conditions and restrictions accepted by Holder with regards to the Warrant Shares now or hereafter owned by Holder, or any transferee of Warrant Shares from Holder directly or indirectly, and none of the Warrant Shares shall be sold, transferred, encumbered, pledged, hypothecated, given as a gift, or otherwise disposed of or alienated in any way to any Person except in full compliance with the laws of the United States. Any Person who acquires any Warrant Shares or any interest therein shall hold such Warrant Shares or interest subject to this Agreement and shall be deemed to be the holder thereof with respect to the Warrant Shares or interest so acquired for all purposes of Article IV hereof.

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

     SECTION 6.3    FURTHER ASSURANCES.

     (a) Holder shall execute and deliver such further instruments of conveyance and transfer and take such other action as the Company may reasonably request to convey and transfer to other Persons any Warrant Shares to be transferred in the future pursuant to this Agreement. The Company agrees to apply for and use its best efforts to obtain all governmental and administrative approvals required in connection with any exercise of the Warrant. Holder agrees to cooperate in obtaining such approvals and to execute any and all documents or instruments which, in the opinion of the Company, may be required, appropriate or desirable to be executed by Holder in connection with such approvals. The Company shall pay all costs and filing fees in connection with obtaining such approvals.

     (b) The Company shall permit Holder, or any person entitled to exercise the Warrant pursuant to Section 3.2 hereof, so long as the Warrant has not been exercised in full, to inspect, review and copy, or shall furnish to Holder a copy of, each annual and other periodic or occasional financial reports of the Company from a date two (2) years prior to the date hereof.

     SECTION 6.4 SUCCESSORS AND ASSIGNS. Without limiting the restrictions on transfer set forth herein, this Agreement shall bind and shall inure to the benefit of and be enforceable by the Company, any Successor Entity, and Holder, and their respective successors and assigns, whether herein so expressed or not, and this Agreement shall be binding on any transferee who has received Warrant Shares in accordance with any provisions hereof.

     SECTION 6.5 SEVERABILITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible and in the event that any provision hereof shall be held to be invalid or enforceable, the remaining provisions shall continue to be in full force and effect.

     SECTION 6.6 INSPECTION OF AGREEMENT. A copy of this Agreement shall be maintained by the Board of Directors and shall be shown to any person who demonstrates, to the satisfaction of the Company, that it has a right hereunder.

     SECTION 6.7 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto and supersedes all prior negotiations, correspondence, understandings and agreements between the parties hereto, with respect to the subject matter hereof.

     SECTION 6.8 SHARES TO BE RESERVED. The Company shall at all times while the Warrant is outstanding, reserve and keep available such number of Class B Shares as will

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be sufficient to satisfy the requirements of this Agreement including, without limitation, the sale of the Warrant Shares to Holder.

     SECTION 6.9 NOTICES. Except as otherwise expressly provided herein, any notice or communication to be given under the terms of this Agreement shall be in writing and shall be deemed duly given when delivered personally or deposited in the mail, by certified or registered mail, or by telecopier (confirmed in writing), property addressed as follows:

     if to the Company:       Pepsi-Cola Puerto Rico Bottling Company
                              P.O. Box 191709
                              San Juan, Puerto Rico 00919-1709
                              Attention:  President
                              Telecopier:     (787) 251-2975


     if to Holder:            P-PR Transfer, LLP
                              Suite 3800
                              60 South Sixth Street
                              Minneapolis, Minnesota 55402
                              Attention:  John Bierbaum
                              Telecopier:  (612) 661-3825

By notice given pursuant to this Section 7.9, either party may hereinafter designate a different address for said notices.

     SECTION 6.10 TITLES AND HEADINGS OF SECTIONS. The titles and headings of Articles and Sections in this Agreement are provided for convenience purposes only and are not intended to modify or affect the meaning of any provision herein, and thus, shall not serve as a basis for interpretation or construction of this Agreement.

     SECTION 6.11 AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument executed by both parties hereto.

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

     IN WITNESS WHEREOF, the authorized representatives of the parties hereto execute this Agreement on the date first above written.

     COMPANY                        PEPSI COLA PUERTO RICO BOTTLING COMPANY


                                    By: /s/ Rafael Nin
                                       ____________________________________
                                         Rafael Nin
                                         Its: President


     Holder                         P-PR TRANSFER, LLP

                                    By: Pohlad Companies, a general partner


                                    By: /s/ Robert C. Pohlad
                                        _____________________________________
                                         Robert C. Pohlad
                                         Its: President

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